UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported) June 26, 2007


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                          N/A
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                               Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                    M5X 1K7
(Address of principal                                    (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416)915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 )

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Item 1.01 Entry into a Material Definitive Agreement.

     On June 26, 2007, Uranium Hunter Corporation (the "Company") entered into an Option Agreement (the "NPK Agreement") with NPK Resources Ltd. ("NPK"), whereby NPK granted the Company the sole and exclusive right and option to acquire up to a 75% undivided right, title and interest in and to the Nkoko and Kagadi Uranium Properties which contain approximately 820 square kilometers located in Kiballe District, Uganda (the "NPK Property").

     Under the terms of the NPK Agreement, NPK has granted the Company the sole and exclusive option to acquire up to a 75% undivided interest in and to the NPK Property by making a cash payment to NPK of $25,000 US within five days of signing the NPK Agreement. The Company shall also be responsible for making all necessary property payments and taxes to keep the NPK Property in good standing. The Company shall maintain its 75% interest in the NPK Property after it pays the $25,000 as described above by completing the following cumulative exploration expenditures on the NPK Property totaling $150,000 US over a 36 month period: (i) $50,000 in cumulative exploration expenditure within the first 12 months after signing the NPK Agreement; (ii) $100,00 in cumulative exploration expenditures within 24 months of signing of the NPK Agreement; and (iii) $150,000 in cumulative exploration expenditures within 36 months of signing of the NPK Agreement. If 36 months after the date of the NPK Agreement, the Company has not completed exploration expenses of $150,000, the Company may still maintain its 75% interest in the NPK Property if the Company issues in favor of NPK payments totaling up to $150,000 shares of common stock of the Company or cash of up to $150,000 US at the Company's sole option less the cumulative exploration expenditures already paid and/or met on the NPK Property. The value of the shares shall be determined as the average share price of the shares over the 30 business days of trading prior to the 36 month period as described herein provided, however, that the shares shall not be valued at less then $1.00 per share.

     Once the Company has vested and maintained its 75% interest in the project (i.e. by spending $150,000 on the project within three years), the parties shall enter into a joint venture agreement and shall share proportionally in all exploration costs and payments subject to standard dilution terms.

     In addition, once the Company has earned its 75% interest in the NPK Property, for a one year period from date of earn in, NPK shall be entitled to convert its 25% ownership of the NPK Property into common stock of the Company at the fair market value for NPK's 25% ownership of the NPK Property. The fair market value of the NPK Property shall be determined by the parties and if they cannot agree, shall be determined by three experts. Should NPK convert its 25% ownership into shares of common stock of the Company, then the Company shall own 100% of the NPK Property. The value of the shares shall be determined as the average share price of the shares over the 30 business days of trading prior to the election period, provided, however, that the shares shall not be valued at less than $1.00 per share.

     The Company may terminate the NPK Agreement at any time by giving written notice to NPK of the termination of the NPK Agreement. If the Company fails to make any payment (optional, discretionary or otherwise) or fails to do anything on or before the last day provided for such payment or performance under the NPK Agreement, NPK may terminate the NPK Agreement but only if:
(i) NPK has first given the Company written notice of the default containing particulars of the payment which the Company has not made or the act which the Company has not performed; and (ii) the Company has not, within 30 days following delivery of such notice, cured such default by appropriate payment or performance. Should the Company fail to comply with the foregoing, NPK may thereafter terminate the NPK Agreement by notice to the Company. Upon the termination of the NPK Agreement, the Company shall forfeit any and all interest in the NPK Property and shall cease to be liable to NPK.

Item 9.01      Financial Statements and Exhibits.

Exhibits:

10.1  Option  Agreement between NPK Resources  Ltd.  and  Uranium
      Hunter Corporation.
99.1  Press release dated June 27, 2007

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                URANIUM HUNTER CORPORATION
                                (Registrant)


Dated:   July 2, 2007           By:  /s/ Adam  Cegielski
                                Name:    Adam Cegielski
                                Title:   President   and   Chief
                                         Executive Officer